EXHIBIT 12




                   THE MONTANA POWER COMPANY



      Computation of Ratio of Earnings to Fixed Charges
                   (Dollars in Thousands)


                                               Twelve Months
                                                   Ended
                                               June 30, 1994
                                            ------------------

      Net Income                                  $113,649

      Income Taxes                                  56,073
                                                 ----------
                                                  $169,722
                                                 ----------


      Fixed Charges:
          Interest                                $ 45,871
          Amortization of Debt Discount,
            Expense and Premium                      1,727
          Rentals                                   36,608
                                                 ----------
                                                  $ 84,206
                                                 ----------
      Earnings Before Income Taxes
        and Fixed Charges                         $253,928
                                                 ==========



      Ratio of Earnings to Fixed Charges            3.02 X
                                                 ==========